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                             BENEFICIAL CORPORATION

                           Medium-Term Notes, Series H
                          Due Nine Months or More From
                                  Date of Issue

                             DISTRIBUTION AGREEMENT

                                            August 22, 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1310

J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York 10260-0060

UBS SECURITIES LLC
299 Park Avenue
New York, New York  10171-0026

CHASE SECURITIES INC.
270 Park Avenue
New York, New York  10017-2070

SALOMON BROTHERS INC
Seven World Trade Center
New York, New York  10048

Dear Sirs:

               Beneficial Corporation (the "Company") confirms its agreement with each of you (you are hereinafter sometimes referred to individually as an "Agent" and collectively as the "Agents") with respect to the issue and sale by the Company of up to $3,000,000,000 aggregate



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principal amount, or aggregate initial issue price, of its Medium-Term Notes,
Series H due nine months or more from date of issue (the "Notes"), or the equivalent thereof if any of the Notes is denominated in a foreign currency or currency unit. The Notes are to be issued pursuant to the First Supplemental and Restated Indenture, dated as of December 1, 1990 (the "Indenture"), between the Company and The Chase Manhattan Bank (formerly The Chase Manhattan Bank (National Association)), as Trustee (the "Trustee").

               Subject to the terms and conditions stated herein, the Company hereby (i) appoints each of you as agents of the Company for the purpose of soliciting purchases of the Notes from the Company by others and (ii) agrees that whenever the Company determines to sell Notes directly to any Agent as principal, it will enter into a separate agreement with such principal relating to such sale in accordance with the provisions of Section 2(b) hereof (each a "Terms Agreement"), which Terms Agreement may be either oral or in writing in substantially the form of Exhibit A hereto.

               1.     Representations and Warranties of the
Company. The Company represents and warrants to each of you that:

               (a) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and has carefully prepared and filed

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with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 33-64357) and Amendment No. 1 thereto (as so amended, the "Registration Statement"), relating to $3,000,000,000 principal amount of debt securities (the "Debt Securities"), to be offered from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act (the "Regulations"), of which the entire $3,000,000,000 principal amount constitute the Notes. The Registration Statement became effective as of 5:30 p.m., New York time, on February 1, 1996. The Registration Statement, including the exhibits thereto and all documents incorporated therein by reference pursuant to Item 12 of Form S-3 (the "Incorporated Documents"), are hereinafter referred to collectively as the "Registration Statement", except that if the Registration Statement is amended by the filing with the Commission of a post-effective amendment thereto or additional Incorporated Documents, the term "Registration Statement" shall mean collectively the Registration Statement, including the Incorporated Documents, as so amended from and after the effective date of such post-effective amendment or the filing of such additional Incorporated Documents. The prospectus dated August 22, 1996, including the Incorporated Documents, which constitutes a part of the Registration

                                        -3-



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Statement, as amended at the time the Registration Statement became effective or any post-effective amendment thereto becomes effective, together with the prospectus supplement dated August 22, 1996 (the "Prospectus Supplement"), relating to the offering of the Notes, are hereinafter referred to collectively as the "Prospectus," except that if the Prospectus is thereafter amended or supplemented pursuant to Rule 424(b) of the Regulations or additional Incorporated Documents are filed, the term "Prospectus" shall mean the prospectus, including the Incorporated Documents, as so amended or supplemented pursuant to Rule 424(b) or by the filing of additional Incorporated Documents, from and after the date such amended prospectus or supplement is first used or filed with the Commission or the date such additional Incorporated Documents are so filed, as the case may be. The date on which the Registration Statement originally became effective is hereinafter referred to as the "Effective Date". The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

               (b) On the Effective Date and the date on which the Prospectus Supplement was filed with the Commission pursuant to Rules 424(b)(2) and/or 424(b)(3), and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the

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Prospectus is first used or filed with the Commission or any additional
Incorporated Documents are filed, the Registration Statement and the Prospectus, respectively, complied and will comply with the provisions of the Securities Act and the Regulations, the Incorporated Documents complied and will comply with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and the Registration Statement and the Prospectus did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and from the date hereof until completion of the public offering of the Notes, the Prospectus will not contain any untrue statement of a material fact and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties do not apply to (1) that part of the Registration Statement that shall constitute the Statements of Eligibility under the Trust Indenture Act (Form T-1) of the Trustee or the other trustee for the Debt Securities registered under the Registration Statement, except statements or omissions in such Statements made in reliance upon and in conformity with information furnished

                                        -5-



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in writing to the Trustee or such other trustee by or on behalf of the Company for use therein, or (2) statements or omissions in the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any of you expressly for use therein.

               (c) The accountants who certified the financial statements included in the Registration Statement are independent public accountants as required by the Securities Act and the Regulations.

               2. Solicitations by the Agents of Offers to Purchase; Purchases as Principal.

               (a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its best efforts to solicit and receive offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. The Company may solicit offers to purchase Notes directly on its own behalf or through any subsidiary and may also solicit offers to purchase Notes through other agents as may be designated by the Company from time to time.

               The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes by you as Agents commencing at any time for any period of

                                        -6-



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time or permanently. Upon receipt of instructions from the Company, you will forthwith suspend solicitation of purchases until such time as the Company has advised you that solicitation may be resumed.

               Unless otherwise agreed between the Company and the applicable Agent at the time of sale with respect to a particular agency transaction relating to Notes with a term from nine months to 30 years, the Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold in an agency transaction solicited by such
Agent:

               Term                                             Commission Rate

From 9 months to 18 months ...............                               .125%
More than 18 months to 2 years ...........                               .200%
More than 2 years to 3 years .............                               .250%
More than 3 years to 4 years .............                               .350%
More than 4 years to 5 years .............                               .400%
More than 5 years to 7 years .............                               .475%
More than 7 years to 8 years .............                               .525%
More than 8 years to 10 years ............                               .550%
More than 10 years to less than 15 years..                               .575%
From 15 years to less than 20 years ......                               .650%
From 20 years to 30 years ................                               .700%

The commission rate for Notes with a term of more than 30 years shall be negotiated at the time of sale. The commission amount shall be deducted in each case by the Agent from the amount remitted to the Trustee in payment for such Note.

               As Agents, you are authorized to solicit orders for the Notes only in denominations of $25,000 and any

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larger denomination that is an integral multiple of $1,000 (unless otherwise approved by the Company) or, in the case of Notes denominated other than in U.S. dollars, in denominations approved by the Company and on terms previously agreed to by the Company. Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by it, other than those it has rejected. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. An Agent shall have the right, in its discretion reasonably exercised, to reject any offer to purchase the Notes in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

               (b) Each sale of Notes to any Agent as principal shall be made in accordance with the terms of this Agreement and a Terms Agreement that will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Such Agent may utilize dealers or selling groups in connection with the resale of Notes purchased by such Agent as principal. The Terms Agreement relating to the sale of Notes to an Agent as principal may also specify certain provisions relating to the reoffering of such Notes by such Agent. The commitment to purchase Notes as principal pursuant to any Terms Agreement shall be deemed to have been

                                        -8-



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made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by any Agent pursuant thereto, the interest rate thereon or the method of determining such interest rate, the maturity date thereof, the price to be paid to the Company for such Notes, the initial public offering price at which the Notes are proposed to be reoffered, any provisions relating to the rights of, and default by, underwriters acting together with such Agent in the reoffering of the Notes, the time and place of delivery of and payment for such Notes and such other terms appropriate to the Notes to be purchased pursuant thereto. The Company also may sell Notes to other persons as principals, as may be designated by the Company from time to time.

               (c) Administrative procedures respecting the sale of Notes are specified in the Medium-Term Note Administrative Procedures attached hereto as Exhibit B (the "Procedures"). You and the Company agree to perform the respective duties and obligations specifically provided to be performed herein and in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of you and the Company.

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               (d) The procedural details relating to the issue and delivery of
Notes sold to an Agent as principal pursuant to a Terms Agreement and payment therefor shall be, unless otherwise agreed, as set forth in the Procedures. For each sale of Notes to an Agent as principal that is not made pursuant to a Terms Agreement, such Agent will purchase such Notes at a price that, unless otherwise agreed and specified in the applicable Pricing Supplement (as defined herein), shall be equal to 100% of the principal amount thereof less a discount equal to the commission applicable to a sale of such Notes of identical maturity in an agency transaction as provided in Section 2(a) hereof and in accordance with the table set forth therein.

               Each time and date of delivery of and payment for Notes to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Procedures, is referred to herein as a "Time of Delivery".

               (e) If any of the Notes are denominated in a foreign currency or currency unit, a Foreign Currency Amendment in the form attached hereto as Exhibit C will be entered into between the Company and the participating Agents, as the case may be.

                3. Covenants of the Company. The Company cove-nants and agrees with each of you as follows:

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               (a) As soon as the Company is advised thereof, the Company will advise you and will confirm such advice in writing (i) of the effectiveness of any post-effective amendment to the Registration Statement; (ii) of the filing with the Commission of any amendment or supplement to the Prospectus or any document to be filed pursuant to the Exchange Act that will be incorporated by reference in the Prospectus; (iii) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or qualification of the Indenture or prohibiting the sale of the Notes, or of the initiation or threatening of any proceedings for any such purpose; and (iv) of the receipt by the Company or any representative or attorney of the Company of any communication from the Commission relating to the Registration Statement or the Prospectus.

               (b) Before amending or supplementing the Registration Statement or the Prospectus, including the filing of documents deemed to be Incorporated Documents, the Company will furnish you with a copy of each proposed amendment or supplement or Incorporated Document (other than an amendment or supplement providing solely for a change in the interest rate of the Notes or the method of determining such interest rate or a change in the principal amount of notes remaining to be sold or similar changes).

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               (c) The Company will furnish to each of you, without charge, as many conformed copies of the Registration Statement (including exhibits other than exhibits incorporated by reference) and as many executed and conformed copies of any post-effective amendments thereto as you may reasonably request.

               (d) The Company will furnish to each of you, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus, and of any then current supplements thereto, including the Incorporated Documents, as you may reasonably request.

               (e) For the period during which the Prospectus is required to be delivered under the Securities Act, if any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend or supplement the Registration Statement or Prospectus in order to comply with the requirements of the Securities Act or the Regulations, immediate notice shall be given, and confirmed in writing, to you by the

                                        -12-



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Company to cease the solicitation of offers to purchase the Notes in your capacity as agents of the Company and to cease sales of any Notes you may then own as principal and, except as otherwise provided in any relevant Terms Agreement, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Securities Act or the Exchange Act, as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements; provided, however, that if at any such time the Company shall have instructed you to suspend solicitation of offers to purchase the Notes in your capacity as agents of the Company and you do not then hold any Notes acquired by you as principal, the Company shall not be obligated to so amend or supplement the Registration Statement or Prospectus until such time as it shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with any Agent. The Company will advise you promptly when you may resume the solicitation of offers to purchase the Notes or sales of Notes you may then own as principal.

               (f) The Company will endeavor to qualify, and to cooperate with you in an endeavor to qualify, the Notes for offer and sale under the securities or "blue sky" laws of

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such jurisdictions of the United States as you may request, and will maintain such qualifications in effect in such jurisdictions for as long as may be required for the distribution of the Notes (except that the Company need not qualify the Notes or maintain the qualification of the Notes for offer and sale in any jurisdiction where such qualification or continued qualification would, in the opinion of the Company, be unduly burdensome to the Company).

               (g) Simultaneously with the release to the general public of interim financial information with respect to each of the first three quarters of any fiscal year, the Company shall furnish such information to you, confirmed in writing, and you and the Company shall then suspend solicitation of offers to purchase the Notes for 24 hours, and the Company shall, if necessary in order to comply with the covenant set forth in paragraph (e) of this Section 3 or if so requested by you, cause the Prospectus to be amended or supplemented to set forth or incorporate by reference capsule financial information with respect to the results of operations of the Company for the period between the end of the preceding fiscal year and the end of such quarter and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding of such amounts or as shall be required by the Securities Act

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or the Regulations; provided, however, that if at any such time the Company shall have instructed you to suspend solicitation of offers to purchase the Notes in your capacity as agents of the Company and you do not then hold any Notes acquired by you as principal, the Company shall not be obligated to furnish such information to you or to so amend or supplement the Prospectus until such time as it shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with any Agent.

               (h) Simultaneously with the release to the general public of financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to you, confirmed in writing, and you and the Company shall then suspend solicitation of offers to purchase the Notes for 24 hours, and the Company shall, if necessary in order to comply with the covenant set forth in paragraph (e) of this Section 3 or if so requested by you, cause the Registration Statement and the Prospectus to be amended or supplemented, initially to set forth capsule financial information with respect to the results of operations of the Company for such year and corresponding information for the prior fiscal year, as well as such other information and explanations as shall be necessary for an

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understanding of such amounts or as shall be required by the Securities Act or the Regulations, and, on or before the date that the Company's Annual Report containing the information required by Rule 14a-3 under the Exchange Act is mailed to stockholders or its Annual Report on Form 10-K is filed with the Commission, whichever is earlier, the Company shall cause the Registration Statement and the Prospectus to be amended to set forth or incorporate such audited financial statements and the report or reports of independent public accountants with respect thereto, and the consent or consents of such independent public accountants to such inclusion or incorporation by reference, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the Securities Act or the Regulations; provided, however, that if at any such time the Company shall have instructed you to suspend solicitation of offers to purchase the Notes in your capacity as agents of the Company and you do not then hold any Notes acquired by you as principal, the Company shall not be obligated to so amend or supplement the Prospectus until such time as it shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with any Agent.

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               (i) The Company will make generally available to its security holders (through the operation of Rule 158 under the Securities Act or otherwise) as soon as practicable earnings statements covering a twelve-month period beginning after the date hereof that shall satisfy the provisions of
Section 11(a) of the Securities Act.

               (j) So long as any of the Notes shall remain outstanding the Company will supply to each of you, at the earliest time the Company makes the same available to others, copies of such financial statements and other periodic and special reports as the Company may from time to time furnish generally to holders of any class of its securities registered under Section 12 of the Exchange Act and will furnish each of you with a copy of each Annual Report on Form 10-K that the Company shall be required to file with the Commission.

               (k) The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file timely all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

               (l) The Company will comply with the terms and conditions set forth in any Terms Agreement relating to the purchase of Notes by an Agent as principal, including, without limitation, any restriction on the Company's ability

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to offer or sell, or enter into any agreement to sell, debt securities issued by it of the type and to the extent specified therein.

                4. Payment of Expenses. The Company will pay, or reimburse if paid by any of you, all reasonable costs and expenses incident to the offering and sale of the Notes pursuant to this Agreement, including, without limiting the generality of the foregoing, all costs and expenses incident to (i) the preparation and filing of the Registration Statement and all amendments and post-effective amendments thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(f) and the original preparation and annual update of a survey as to the legality of the Notes as an investment for certain types of prospective buyers thereof, including printing and filing fees and the fees and disbursements of counsel to the Agents in connection therewith, (v) the printing and delivery to you of copies of the Registration Statement and all amendments and post-effective amendments thereto, the Prospectus and any amendments or supplements thereto, and the Indenture, (vi) any fees charged by rating agencies for the rating of the Notes, (vii) the fees and expenses, if

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any, incurred with respect to the review by the National Association of
Securities Dealers, Inc. pursuant to the filing requirements in connection with its review of corporate financings, if any, (viii) advertising expenses, and
(ix) the fees and disbursements of one counsel to the Agents in connection with the offering and sale of the Notes and such other incidental expenses as may be agreed upon by you and the Company.

                5. Conditions of Obligations. The obligation of any Agent to solicit offers to purchase the Notes as agent of the Company and the obligation of any Agent to purchase Notes as principal pursuant to any Terms Agreement shall, in each case, be subject to the accuracy of the representations and warranties on the part of the Company herein (and, in the case of an obligation of an Agent to purchase Notes as principal, in or incorporated by reference in the Terms Agreement relating to such purchase), to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

               (a) You shall have received, on the date hereof, a Certificate, dated the date hereof, signed by the Chairman

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of the Board of Directors, a Vice Chairman of the Board of Directors, a member of the Office of the President or a Vice President and the principal financial or accounting officer of the Company, stating that the signers of such certificate have carefully examined the Registration Statement and the Prospectus and that (i) no order suspending the effectiveness of the Registration Statement or the qualification of the Indenture or prohibiting the sale of the Notes has been issued and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission, (ii) in the opinion of the signers, the statements made in the Registration Statement and the Prospectus are true and correct in all material respects and neither the Registration Statement nor the Prospectus omits to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading (other than the omission of information from the Prospectus that the Prospectus contemplates shall be set forth in a supplement thereto), (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the business, properties, financial condition or earnings of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary

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course of business, other than as set forth in or contemplated by the
Registration Statement and Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction (when viewed with respect to the Company and its subsidiaries taken as a whole) not referred to in the Registration Statement and the Prospectus, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations (when viewed with respect to the Company and its subsidiaries taken as a whole) that are not disclosed in the Registration Statement and the Prospectus, (v) there are no material pending legal proceedings (when viewed with respect to the Company and its subsidiaries taken as a whole) to which the Company or any of its subsidiaries is a party, or of which property of the Company or of any of its subsidiaries is the subject, that are not disclosed in the Registration Statement and the Prospectus, (vi) this Agreement and the offering and sale of the Notes will not be in contravention of the provisions of any indenture, agreement or undertaking to which the Company is a party or by which it is bound, and (vii) on the basis of financial information prepared for internal use by management and relating to the Company and its subsidiaries for the period subsequent to June 30, 1996 they have no reason to believe that there has been any

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material adverse change in the financial position of the Company and its subsidiaries from that set forth in or contemplated by the Registration Statement and Prospectus, or that there has been any material adverse change in the results of operations of the Company and its subsidiaries as compared with the corresponding period in the prior year, except in all instances as set forth in or contemplated by the Registration Statement and Prospectus or changes in the ordinary course of business or from dividends paid or declared.

               (b) You shall have received, on the date hereof, an opinion, dated the date hereof, of Whitman Breed Abbott & Morgan, your counsel, (i) to the effect that the Registration Statement and the Prospectus (except as to financial statements and other financial data contained therein, as to which said counsel need express no opinion) and any amendments or supplements thereto comply as to form in all material respects with the applicable requirements of the Securities Act and the Regulations and the Exchange Act and the rules and regulations of the Commission thereunder and (ii) as to the qualification and validity of the Indenture, the validity of the Notes, the corporate proceedings incident to the issuance and sale of the Notes and such other legal matters as to which you shall have reasonably requested an opinion.

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               (c) You shall have received, on the date hereof, an opinion, addressed to you, dated the date hereof and satisfactory to you, of Dewey Ballantine, counsel for the Company, substantially identical to the draft of such opinion heretofore delivered to you. Such counsel shall also furnish to you an opinion or opinions, dated the date hereof, obtained in connection with the offering of the Notes from counsel regularly employed by the Company or any of its subsidiaries as to matters of law contained under the heading "Operations--Regulation" on page 11 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (or the comparable material contained in any Annual Report on Form 10-K subsequently filed by the Company), with respect to the filing of all documents required to be filed as exhibits to the Registration Statement and as to the absence of litigation or other proceedings affecting the Company or any of its subsidiaries that would be required to be disclosed in the Registration Statement and the Prospectus pursuant to the applicable requirements of the Securities Act and the Regulations that are not so disclosed, and such counsel shall state that you are justified in relying upon such opinion or opinions so furnished.

               (d) You shall have received on the date hereof a signed letter from Deloitte & Touche LLP, dated the date

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hereof, substantially identical to the draft of such letter heretofore delivered to you.

               (e) The representations, covenants and warranties of the Company contained herein and the statements in the certificates furnished hereunder by the Company shall be true and correct as of the date hereof and the Company shall have performed all agreements herein contained to be performed on its part at or prior to the date hereof and you shall have received on the date hereof a certificate to such effect, dated the date hereof and signed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a member of the Office of the President or a Vice President of the Company.

               (f) The Company shall have furnished to you such further information and documents as you may have reasonably requested.

               In rendering the opinions required by this Section 5, Whitman Breed Abbott & Morgan and Dewey Ballantine may rely, as to matters involving or affected by the laws of jurisdictions other than the State of New York, upon the opinions of counsel qualified in such other jurisdictions satisfactory to you, provided the extent of such reliance is specified in the opinion of Whitman Breed Abbott & Morgan or Dewey Ballantine, as the case may be, and copies of any opinions so relied upon are attached to the opinion of such counsel.

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               Your obligations to purchase Notes as principal pursuant to any
Terms Agreement at the Time of Delivery applicable thereto will be subject to the following further conditions: (a) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of the applicable Terms Agreement shall not have been lowered since that date and (b) there shall not have come to your attention any facts that would cause you to believe that, on or prior to such Time of Delivery, the Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

                6.    Additional Covenants of the Company.  The
Company covenants and agrees that:

               (a) Each acceptance by it of an offer for the purchase of Notes hereunder (including any purchase by any Agent as principal pursuant to an oral Terms Agreement), and each execution and delivery by the Company of a written Terms Agreement with any Agent, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to you pursuant hereto are true and correct at the time of such acceptance or the date of such

Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Notes relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time).

               (b) Each time the Company sells Notes to or through one or more Agents pursuant to this Agreement the Company shall prepare and cause to be filed with the Commission pursuant to Rule 424(b)(2) an amendment or supplement to the Prospectus (a "Pricing Supplement") setting forth the terms of the offering of the Notes so purchased by you.

               (c) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or the method of determining such interest rates or a change in the principal amount of Notes remaining to be sold or similar changes), including the filing of an Incorporated Document, and each time the Company sells Notes to you as principal pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to you a certificate in form satisfactory to you to the effect that the statements contained in the certificates referred to in Sections 5(a) and (e) hereof that were last furnished to you are true and correct at such time, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Sections 5(a) and (e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificates; provided, however, that, unless you so request, no such certificate need be furnished in connection with the filing by the Company of a Current Report on Form 8-K or a proxy statement.

               (d) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement (i) providing solely for a change in the interest rates of the Notes or the method of determining such interest rates or a change in the principal amount of Notes remaining to be sold or similar changes or (ii) setting forth or incorporating by reference financial statements or other financial information as of and for a fiscal quarter, unless, in the case of clause (ii) above, you request that an opinion of counsel be furnished), including the filing of an Incorporated Document, and each time the Company sells Notes to an Agent as principal pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to you and your counsel a written opinion of the General Counsel of the Company, or other counsel satisfactory to you, dated the date of such amendment or supplement or filing or sale, in form satisfactory to you, of the same tenor as the opinion referred to in Section 5(c) hereof but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such an opinion to you shall furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); provided, however, that unless you so request, no such opinion or letter need be furnished in connection with the filing by the Company of a Current Report on Form 8-K or a proxy statement.

               (e) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to set forth additional financial information, including the filing of an Incorporated Document, and each time the Company sells Notes to you as principal pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to you a letter or letters from the firm or firms of independent accountants then retained by the Company, dated the date of such amendment or supplement or filing or sale, in form satisfactory to you, of the same tenor as the letters referred to in Section 5(d) hereof but modified to relate to the Registration Statement, as amended and supplemented to the date of such letter or letters; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented or a document is filed with the Commission solely to include or incorporate by reference financial information as of and for a fiscal quarter, such independent public accountants may limit the scope of such letter to the unaudited financial statements and other information derived from the accounting records of the Company included in such amendment or supplement.

               (f) Anything to the contrary in subsections (c), (d) and (e) of this Section 6 notwithstanding, if, at the time of any amendment or supplement to the Registration Statement or Prospectus, including the filing of an Incor-porated Document, the Company shall have instructed you to suspend solicitation of offers to purchase the Notes in your capacity as agents of the Company and you do not then hold any Notes acquired by you as principal, the Company shall not be obligated to furnish or cause to be furnished to you any certificate, opinion or letter otherwise required until such time as it shall determine that solicitation of Notes should be resumed.

               (g) Notwithstanding anything to the contrary in this Distribution Agreement, any time the Company sells Notes to you as principal pursuant to a Terms Agreement, and such transaction conveys an aggregate principal amount of Notes less than $100,000,000, unless otherwise agreed upon, the Company shall be under no obligation to provide to you or cause to be provided to you any of the certificates, opinions, letters or other documents that it would otherwise be obligated to provide to you under Sections 5 and 6 of this Distribution Agreement in connection with such sale under a Terms Agreement.

                7.    Indemnification and Contribution.

               (a) The Company agrees to indemnify and hold harmless each of you and each person, if any, who controls each of you within the meaning of Section 15 of the Securities Act, and each and all and any of them, against any and all losses, claims, damages or liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act or other statutory law or at common law, and, except as hereinafter provided, to reimburse each of you and each such controlling person for any legal or other expenses as incurred by you or them in connection with defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission that was made in said Registration Statement or Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any of you expressly for use therein, or except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission that was made in that part of the Registration Statement that constitutes the Statements of Eligibility under the Trust Indenture Act (Form T-1) of the Trustee or the other trustee for the Debt Securities registered under the Registration Statement, other than any such statement or omission made therein in reliance upon and in conformity with information furnished in writing to the Trustee or such other trustee by or on behalf of the Company for use therein; provided, however, that the aforesaid indemnity agreement with respect to the Prospectus shall not inure to the benefit of such one of you through whom the person asserting any such loss, claim, damage, liability or action purchased the Notes that are the subject thereof, or to the benefit of any person controlling such one of you, if the Company shall have furnished an amendment or supplement to the Prospectus to such one of you prior to the time a written confirmation of the sale of such Notes was sent or given to the person asserting such loss, claim, damage, liability or action that shall correct the untrue statement or omission or the alleged untrue statement or omission that is the basis of the loss, claim, damage, liability or action for which indemnification is sought and the Prospectus as so amended or supplemented, excluding documents incorporated by reference, was not sent or given to such person at or prior to the written confirmation of the sale of such Notes to such person. Each of you agrees that, promptly upon receipt of notice of the commencement of any action against you or against any person so controlling you in respect of which indemnity or reimbursement may be sought from the Company on account of the agreement contained in this paragraph, notice will be given to the Company in writing of the commencement thereof, together with a copy of all papers served, but the omission so to notify the Company of any such action shall not release the Company from any liability that it may have to you or to any such controlling person otherwise than on account of the indemnity agreement contained in this paragraph. In case any such action shall be brought against any of you or against any such controlling person, the Company shall be entitled to participate in (and, to the extent that it shall wish, including the selection of counsel who shall be reasonably satisfactory to you or such controlling person, to direct) the defense thereof at its own expense. Notwithstanding the foregoing, if you or such controlling person shall have reasonably concluded that there may be a conflict of interest between the Company and you or such controlling person, as the case may be, in the conduct of the defense of any such action, you or such controlling person shall have the right to employ separate counsel (who shall be reasonably satisfactory to the Company) in such action, in which event the fees and expense of such separate counsel shall be borne by the Company. Any of you or any such controlling person shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of you or such controlling person unless the employment of such counsel
(i) is in accordance with the preceding sentence, (ii) has been authorized by the Company in connection with the defense of such action or (iii) the Company shall not have employed counsel reasonably satisfactory to you or such controlling person to direct the defense of such action, in which events the same shall be borne by the Company. The Company shall not be liable for any settlement of any such claim or action effected without its consent.

               (b) Each Agent agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each director of the Company and each officer of the Company who shall have signed the Registration Statement, and each and all and any of them, against any and all losses, claims, damages or liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act or other statutory law or at common law, and to reimburse the Company and each such controlling person, director and officer for any legal or other expenses as incurred by them in connection with defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement or Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Agent expressly for use therein. The Company agrees that, promptly upon receipt of notice of the commencement of any action against the Company or any person so controlling the Company or any such director or officer in respect of which indemnity or reimbursement may be sought from any Agent on account of the agreement contained in this paragraph, notice will be given to such Agent in writing of the commencement thereof, together with a copy of all papers served, but the omission so to notify such Agent of any such action shall not release such Agent from any liability that it may have to the Company or to any such controlling person, director or officer otherwise than on account of the indemnity agreement contained in this paragraph. In case any such action shall be brought against the Company or against any such controlling person, director or officer, the applicable Agent shall be entitled to participate in (and to the extent that it shall wish, including the selection of counsel who shall be reasonably satisfactory to the Company or such controlling person, director or officer, as the case may be, to direct) the defense thereof at its expense; provided, however, that if more than one Agent shall participate in such defense, such Agents shall only be entitled to direct such defense and select such counsel in such manner as all such Agents participating in such defense shall determine. Notwithstanding the foregoing, if the Company or any controlling person, director or officer shall have reasonably concluded that there may be a conflict of interest between the Company or any such controlling person, director or officer, as the case may be, and the applicable Agent in the conduct of the defense of any such action, the

Company or any such controlling person, director or officer shall have the right to employ separate counsel (who shall be reasonably satisfactory to the applicable Agent) in such action, in which event the fees and expenses of such separate counsel shall be borne by such Agent. The Company or any such controlling person, director or officer shall have the right to employ its or their own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the Company or such controlling person, director or officer unless the employment of such counsel (i) is in accordance with the preceding sentence, (ii) has been authorized by the applicable Agent in connection with the defense of such action or (iii) the applicable Agent shall not have employed counsel reasonably satisfactory to the Company or such controlling person, director or officer to direct the defense of such action, in which events the same shall be borne by such Agent. The applicable Agent shall not be liable for any settlement of any such claim or action effected without its consent.

               (c) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 7 is for any reason held to be unavailable other than in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents in such proportions that each Agent is responsible for that portion represented by the percentage that the total commission or underwriting discount received by such Agent bears to the total sales price received by the Company, in each case from the sale of Notes sold to or through such Agent that were the subject of the claim for indemnification, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection
(c), each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company, subject in each case to the proviso to the first sentence of this subsection (c).

                8.    Status of the Agents.  In soliciting
purchases of the Notes in their capacity as agents of the Company, the Agents are acting individually and not jointly and are acting solely as agents for the Company and not as principals. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent will not have any liability to the Company in the event any such purchase is not consummated for any reason.

                9. Representations and Agreements to Remain in Effect. The representations, warranties and agreements of the Company in this Agreement or any Terms Agreement relating to the sale of Notes directly to an Agent as principal, or contained in certificates of officers of the Company furnished pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any of you or any controlling person of any of you, or by or on behalf of the Company or any controlling person, director or officer of the Company and shall survive each delivery and acceptance of and payment for any of the Notes.

               10. Termination. This Agreement may be terminated at any time by any party hereto upon the giving of written notice of such termination to the other parties hereto. Such of you who have agreed to purchase Notes as principal pursuant to a Terms Agreement may also terminate such Terms Agreement on or prior to the Time of Delivery specified therein, immediately upon notice to the Company, at any time (i) if there has been, since the respective dates as of which information is given in the Registration Statement as in effect on the date of such agreement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth in or contemplated by the Prospectus, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of such of you who are a party to such agreement, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or

New York authorities. In the event of any such termination, no party will have any liability to any other party hereto, except that (i) if at the time of termination (A) any of you shall own any of the Notes or (B) an offer to purchase any of the Notes has been accepted by the Company but the Time of Delivery has not occurred, except as otherwise provided in any relevant agreement, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (ii) the covenant set forth in Section 3(i) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreement set forth in Section 7 hereof and the provisions of Sections 9, 12 and 13 hereof shall remain in effect.

               11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication, if to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated directed to it at Merrill Lynch World Headquarters, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310, Attention: MTN Product Management (Telecopier No. 212-449-2234); if to J.P. Morgan Securities Inc., directed to it at 60 Wall Street, New York, New York 10260-0060, Attention: Transaction

Execution Group (Telecopier No. 212-648-5151); if to UBS Securities LLC, directed to it at 299 Park Avenue, New York, New York 10171-0026, Attention:
Richard M. Messina (Telecopier No. 212-821-3667); if to Chase Securities Inc. directed to it at 270 Park Avenue, 6th Floor, New York, New York 10017,
Attention: Medium-Term Note Desk (Telecopier No. 212-834-6170); if to Salomon Brothers Inc directed to it at 7 World Trade Center, New York, New York 10048,
Attention: Medium-Term Note Department (Telecopier No. 212-783-2274); and if to the Company directed to it at One Christina Centre, 301 North Walnut Street, Wilmington, Delaware 19801, Attention: Corporate Secretary (Telecopier No. 302-425-2512), or, in any case, if mailed or transmitted to such other person at such other address as may be designated in a notice mailed or transmitted as aforesaid.

               12. Parties in Interest. This Agreement and any agreement under which you agree to purchase Notes as principal pursuant to a Terms Agreement and all conditions and provisions hereof and thereof are intended to be solely for the benefit of you (or such of you who are a party to such agreement), the Company, and your and its respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of you or the Company, directors and officers of the Company, and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Notes merely because of such purchase.

               13. Governing Law. This Agreement and any Terms Agreement relating to the sale of Notes directly to an Agent as principal shall be governed by and construed in accordance with the laws of the State of New York.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

                                            Very truly yours,

                                            BENEFICIAL CORPORATION

                                            By ________________________________
                                              Name:____________________________
                                              Title:___________________________

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED

By_______________________________
  Name:__________________________
  Title:_________________________

J.P. MORGAN SECURITIES INC.

By_______________________________
  Name:__________________________
  Title:_________________________

UBS SECURITIES LLC

By_______________________________
  Name:__________________________
  Title:_________________________

CHASE SECURITIES INC.

By_______________________________
  Name:__________________________
  Title:_________________________

SALOMON BROTHERS INC

By_______________________________
  Name:__________________________
  Title:_________________________

                                                                       EXHIBIT A

                             BENEFICIAL CORPORATION
                            (a Delaware corporation)

                           Medium-Term Notes, Series H

                                 TERMS AGREEMENT

                                                _________, 1996

Beneficial Corporation
One Christina Centre
301 North Walnut Street
Wilmington, Delaware 19801

        Re:  Distribution Agreement dated August 22, 1996

               The undersigned agrees to purchase the following principal amount (in the specified currency or currency unit) of Notes:

        Interest Rate:                          Date of Maturity:

        Price to be Paid to Beneficial Corporation:                            %

        Initial Public Offering Price:

        Time of Delivery, Place and Procedures:

               [Other terms and conditions, including terms of Floating Rate Notes, any limitation on the obligation of the Company to amend or supplement the Registration Statement and the Prospectus and any restriction on the Company's ability to offer or sell, or enter into any agreement to sell, other debt securities, additional conditions to the purchaser's obligation to purchase the Notes and, if the principal amount of Notes is less than $100,000,000, any certificates, opinions, letters or other documents to be delivered by the Company.]

               Reference is made to the Distribution Agreement referred to above for a more complete description of the rights and obligations of the parties hereto.

                                            [PURCHASER]

                                            By____________________________
                                              Name:_______________________
                                              Title:______________________

Accepted:

BENEFICIAL CORPORATION

By__________________________
  Name:_____________________
  Title:____________________

                                                                       EXHIBIT B

                             Beneficial Corporation

                      Medium-Term Note Administrative Procedures

               Medium-Term Notes, Series H (the "Notes"), are to be offered on a continuing basis by Beneficial Corporation (the "Company"). Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., UBS Securities LLC, Chase Securities Inc. and Salomon Brothers Inc (referred to herein collectively as the "Agents" and singularly as the "Agent") have each agreed to use their best efforts to solicit offers to purchase Notes from the Company pursuant to a Distribution Agreement dated August 22, 1996, between each of them and the Company (the "Agreement"). The Agreement also provides that one or more Agents may purchase Notes as principal for resale under terms and conditions of a Terms Agreement to be negotiated with the Company. The Company may also solicit offers to purchase Notes through other agents, and may sell Notes to other persons as principals, all as may be designated by the Company from time to time. In addition, the Company directly on its own behalf or through any subsidiary may also solicit offers to purchase Notes. Debt Securities in the aggregate principal amount of $3,000,000,000 have been registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, as provided in the Agreement, of which the entire $3,000,000 principal amount constitute the Notes. The Chase Manhattan Bank (formerly The Chase Manhattan Bank (National Association)) (the "Trustee"), is the trustee under the Indenture covering the Notes (the "Indenture"). Notes will bear interest at either fixed rates ("Fixed Rate Notes") or floating rates ("Floating Rate Notes"). Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form delivered to the purchaser thereof or a person designated by such purchaser (each, a "Certificated Note"). Owners of beneficial interests in Notes issued in book-entry form will not be entitled to physical delivery of Notes in certificated form (except in certain limited circumstances that are more fully described in the Prospectus and the Prospectus Supplement relating to the Notes). The Trustee will be the paying agent for the payment of interest and interest and principal at maturity of the Notes.

               The terms and settlement details related to a purchase of Notes by an Agent as principal will be, unless otherwise set forth in the Terms Agreement, as set forth below. The terms and settlement details related to a purchase of Notes in an agency transaction shall be as set forth below unless otherwise set forth in the applicable Pricing Supplement. The term referred to herein as "Presenting Agent" shall mean, as the context in which it is used requires, either an Agent, acting as agent for the Company in soliciting purchases of the Notes, or an Agent, acting as principal in purchasing Notes from the Company pursuant to a Terms Agreement.

               Administrative procedures under the Agreement and specific terms of the offering of the Notes thereunder are set forth below. General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the administrative procedures set forth in Part II hereof and Notes issued in certificated form will be issued in accordance with the administrative procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement, the Indenture or the Notes (which in the case of Notes issued in book-entry form shall be the related Book-Entry Note), as the case may be.

PART I:  PROCEDURES OF GENERAL APPLICABILITY

Maturities:

Each Note will mature on a date selected by the purchaser and agreed to by the Company, such date being not less than nine months from its Original Issue Date; provided, however, that Floating Rate Notes will mature on an Interest Payment Date.

Registration:

The Notes will be issued only in fully registered form.

Calculation of
Interest:

In the case of Fixed Rate Notes, interest (including payments for partial periods) will be calculated and paid on the basis of a 360-day year consisting of twelve 30-day months. In the case of Floating Rate Notes, interest will be calculated and paid on the basis of the actual number of days in the interest period divided by 360 for Commercial Paper, Prime Rate, Federal Funds Rate and LIBOR Notes, and on the basis of the actual number of days in the interest period divided by the actual number of days in the year for Treasury Rate Notes.

Acceptance and
Rejection of
Offers:

The Company will have the sole right to accept offers to purchase Notes from the Company and may reject any offer in whole or in part. The Agents will have the right, in their discretion reasonably exercised, without notice to the Company to reject any offer to purchase Notes in whole or in part. Each Agent will promptly advise the Company by telephone or in writing of all reasonable offers to purchase Notes from the Company received by such Agent, other than those rejected by such Agent. Any notice or advice given to the Company by any Agent concerning an offer to purchase Notes from the Company shall include a statement as to whether such offer is being made by such Agent acting on its own behalf as principal or as agent with respect to such offer.

Preparation of
Supplement:

If any offer to purchase a Note is accepted by the Company, the Company shall provide to the Presenting Agent and the Trustee a copy of the supplement to the Prospectus Supplement setting forth the interest rate or the method of determining the interest rate of such Notes and other material information, if any, concerning the offering of the Notes that is not set forth in the Prospectus or Prospectus Supplement (a "Pricing Supplement").

If an identical Pricing Supplement has not been previously filed with the Commission, the Company will also file the Pricing Supplement with the Commission within the time period required under Rule 424(b)(2). One copy of the Pricing Supplement (along with a copy of the cover letter, if any, sent to the Commission if a filing with the Commission was required) will be delivered or mailed to the Agents at the following addresses: MTN Product Management, Merrill Lynch & Co., Merrill

Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch
World Headquarters, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310; Documentation Group, J.P. Morgan Securities Inc., 60 Wall Street, 44th Floor, New York, New York 10260-0060, Attention: Prospectus Department; UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026,
Attention: Richard M. Messina; Chase Securities Inc., 270 Park Avenue, 6th Floor, New York, New York 10017, Attention: Medium-Term Note Desk; and Salomon Brothers Inc, 8800 Hidden River Parkway, Tampa, Florida 33637, Attention:
Enrique Castro; and to the Trustee, at 450 West 33rd Street, New York, New York 10001-2697, Attention: Dennis Kelly.

The Company shall supply the Agents via next business day mail or telecopy to arrive no later than noon on the Business Day following the trade date with an adequate supply of Prospectuses and Pricing Supplements at the following addresses: Merrill Lynch & Co. Tritech Services, 40 Colonial Drive, Piscataway, New Jersey 08854, Attention: Nachman Kimerling, Final Prospectus Unit (Telecopier No. 908-885-2775); Edit Desk, J.P. Morgan Securities Inc., 60 Wall Street, 44th Floor, New York, New York 10260-0060, Attention: Prospectus Department (Telecopier No. 212-648- 5377); UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, Attention: Richard M. Messina (Telecopier No. 212-821-3667); Chase Securities Inc., 270 Park Avenue, 6th Floor, New York, New York 10017, Attention: Medium-Term Note Desk (Telecopier No. 212-834-6170); and Salomon Brothers Inc, 8800 Hidden River Parkway, Tampa, Florida 33637,
Attention: Enrique Castro (Telecopier No. 813-558-4123).

Settlement:

The receipt of immediately available funds by the Company in payment for a

Note and the authentication and delivery of such Note shall, with respect to such Note, constitute "settlement" and such date of payment and delivery, whether pursuant to an agency or a principal transaction shall constitute a "Settlement Date". All offers accepted by the Company will be settled from one to three Business Days (as defined below) pursuant to the timetable for settlement set forth below with respect to Book-Entry Notes and Certificated Notes unless the Company and the purchaser agree to settlement on a later date. In the event of a purchase of Notes by one or more Agents as principal, appropriate settlement details will be set forth in the applicable Terms Agreement to be entered into between such Agent or Agents and the Company pursuant to the Agreement. If Procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable Settlement Procedures Timetable, such transaction shall not be settled until the Business Day following the completion of Procedures A and B or such later date as the purchaser and the Company shall agree.

Procedure for
Changing Rates
or Other
Variable Terms:

When a decision has been reached to change interest rates or other variable terms with respect to any Notes being sold by the Company, the Company will promptly advise each Agent. Upon being so advised, each Agent will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company has advised each Agent of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase the Notes. During such suspension only "indications of interest" may be recorded.

Suspension of
Solicitation;
Amendment or
Supplement:

Subject to its representations, warranties and covenants contained in the Agreement, the Company may instruct the Agents to suspend solicitation of offers to purchase the Notes from the Company at any time. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised them that solicitation of such offers to purchase may be resumed. If the Company decides to amend or supplement the Registration Statement, Prospectus or Pricing Supplement relating to the Notes (other than to change interest rates or other variable terms with respect to the offering of the Notes), it will promptly advise the Agents and the Trustee and will furnish copies of the proposed amendment or supplement to the Agents and their counsel. In the event that, at the time the Company suspends solicitation of offers to purchase (other than to change interest rates or other variable terms), there shall be any orders outstanding that have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of
Prospectus:

A copy of the most recent Prospectus and Pricing Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to a customer or his agent and (b) the delivery of Notes to a customer or his agent.

Authenticity of
Signatures:

The Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Business Day:

"Business Day" means any day that is not a Saturday or Sunday and that, in the City of New York, is not a day on which banking institutions are generally authorized or obligated by law to close.

Notices to
Trustee:

Unless otherwise specified, all notices and other communications to the Trustee should be directed to The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001-2697, Attention: Dennis Kelly (Telephone No. 212-946-3231 and Telecopier No. 212-946-8302).

Notices to the
Company:

Unless otherwise specified, all notices and other communications to the Company should be directed to Beneficial Corporation, c/o Beneficial Management Corporation, Beneficial Center, Peapack, New Jersey 07977, Attention: Samuel F. McMillan (Telephone No. 908-781-3604 and Telecopier No. 908-781-3623).

PART II:  PROCEDURES FOR BOOK-ENTRY NOTES

               In connection with the qualification of Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated August 22, 1996, and a Medium-Term Note Certificate Agreement, dated April 7, 1993, between the Trustee and DTC (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Fund Settlement System ("SDFS").

Issuance:

All Fixed Rate Notes issued in book-entry form having the same Original Issue Date, interest rate, and Stated Maturity (collectively, the "Fixed Rate

Terms") will be represented initially by a single global security in fully registered form without coupons (each, a "Book-Entry Note"); and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, interest rate basis, initial interest rate, spread and/or spread multiplier, if any, interest reset dates and period, interest payment dates and period, index maturity, minimum and maximum interest rates, if any, and Stated Maturity (collectively, "Floating Rate Terms") will be represented initially by a single Book-Entry Note.

Each Book-Entry Note will be dated and issued as of the date of its authentication by the Trustee. Each Book-Entry Note will bear interest from an "Interest Accrual Date", which will be (a) with respect to an original Book-Entry Note (or any portion thereof), its Original Issue Date and (b) with respect to any Book-Entry Note (or portion thereof), issued subsequently upon exchange of a Book-Entry Note or in lieu of a destroyed, lost or stolen Book-Entry Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Book-Entry Note or Book-Entry
Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Book-Entry Note or Book-Entry Notes), regardless of the date of authentication of such subsequently issued Book-Entry Note. Book-Entry Notes may only be denominated and payable in U.S. dollars. No Book-Entry Note shall represent any Certificated Note.

Identification
Numbers:

The Company has arranged with the CUSIP Service Bureau of Standard & Poor's Ratings Group (the "CUSIP Service Bureau") for the reservation of approximately 150 CUSIP numbers that have been reserved for future assignment to Book-Entry Notes and the Company has delivered to the Trustee and DTC an initial written list of such CUSIP numbers. The Trustee will assign CUSIP numbers on behalf of the Company to Book-Entry Notes as described below under Settlement Procedure C. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned on behalf of the Company to Book-Entry Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry Notes, and, if the Company deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC.

Registration:

Each Book-Entry Note will be registered in the name of Cede & Co., as nominee for DTC, on the Securities Register. The beneficial owner of a Note issued in book-entry form (i.e., an owner of a beneficial interest in a Book-Entry Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent or agents for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of DTC or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:

Transfers of a Note issued in book-entry form will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note issued in book-entry form.

Consolidations
or Exchanges:

The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Book-Entry Notes Outstanding on the date of such notice that represent Book-Entry Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be (other than Original Issue Dates), and for which interest has been paid to the same Interest Payment Date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Notes issued in book-entry form, on which such Book-Entry Notes shall be consolidated or exchanged for a single replacement Book-Entry Note; and (c) a new CUSIP number to be assigned by the Trustee on behalf of the Company to such replacement Book-Entry Note. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such consolidation or exchange will occur on such date. Prior to the specified consolidation or exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such consolidation or exchange date and the new CUSIP number and stating that, as of such consolidation or exchange date, the CUSIP numbers of the Book-Entry Notes to be consolidated or exchanged will no longer be valid. On the specified consolidation or exchange date, the Trustee will consolidate or exchange such Book-Entry Notes for a single Book-Entry Note bearing the new CUSIP number and the CUSIP numbers of the consolidated or exchanged Book-Entry Notes will, in accordance with CUSIP

Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Book-Entry Notes to be consolidated or exchanged exceed $100,000,000 in aggregate principal amount, one replacement Book-Entry Note will be authenticated and issued to represent $100,000,000 of principal amount of the consolidated or exchanged Book-Entry Notes and an additional Book-Entry Note or Book-Entry Notes will be authenticated and issued to represent any remaining principal amount of such Book-Entry Notes (See "Denominations" below).

Denominations:

All Book-Entry Notes will be denominated in U.S. dollars. Notes issued in book-entry form will be issued in denominations of $25,000 and any larger denomination that is an integral multiple of $1,000. Book-Entry Notes will be denominated in principal amounts not in excess of $200,000,000. If one or more Notes issued in book-entry form having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Book-Entry Note, then one Book-Entry Note will be issued to represent $200,000,000 principal amount of such Note or Notes issued in book-entry form and an additional Book-Entry Note or Book-Entry Notes will be issued to represent any remaining principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Book-Entry Notes representing such Note or Notes issued in book-entry form shall be assigned the same CUSIP number.

Interest:

General. Interest on each Note issued in book-entry form will accrue from the Interest Accrual Date of the Book-Entry Note representing such Note issued in book-entry form. Each payment of interest on a Note issued in book-entry form will include interest accrued through the day preceding, as the case may be, the Interest Payment Date or

Stated Maturity (each Stated Maturity is referred to herein as a "Maturity"). Interest payable at Maturity of a Note issued in book-entry form will be payable to the Person to whom the principal of such Note issued in book-entry form is payable. DTC will arrange for each pending deposit message described under Settlement Procedure C below to be transmitted to Standard & Poor's, which will use the information in the message to include certain terms of the related Book-Entry Note in the appropriate daily bond report published by Standard & Poor's.

Regular Record Dates. The Regular Record Date with respect to any Interest Payment Date for a Fixed Rate Note issued in book-entry form shall be the last calendar day, whether or not a Business Day, of the month next preceding such Interest Payment Date. The Regular Record Date with respect to any Interest Payment Date for a Floating Rate Note issued in book-entry form shall be the date 15 calendar days (whether or not a Business Day) preceding such Interest Payment Date.

Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, that the first payment of interest on any Book-Entry Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next Regular Record Date.

If an Interest Payment Date with respect to any Floating Rate Note issued in book-entry form would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note, except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a London Business Day.

Fixed Rate Notes. Interest payments on Fixed Rate Notes issued in book-entry form will be made semiannually on June 15 and December 15 of each year and at Maturity.

Floating Rate Notes. Interest will be payable monthly, quarterly, semi-annually or annually. Interest will be payable as follows: in the case of Floating Rate Notes issued in book-entry form that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year as specified in the Floating Rate Note; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes issued in book-entry form that reset semi-annually, on the third Wednesday of the two months of each year specified in the Floating Rate Note issued in book-entry form; and in the case of Floating Rate Notes issued in book-entry form that reset annually, on the third Wednesday of the month specified in the Floating Rate Note issued in book-entry form, and, in each case, at maturity. FOR ADDITIONAL SPECIAL PROVISIONS RELATING TO FLOATING RATE NOTES ISSUED IN BOOK-ENTRY FORM, SEE THE PROSPECTUS SUPPLEMENT.

Notice of Interest Payments and Regular Record Dates. On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur during the six-month period beginning on such first Business Day with respect to Floating Rate Notes issued in book-entry form. Promptly after each Interest Determination Date for Floating Rate

Notes issued in book-entry form, the Calculation Agent will notify the Trustee and Standard & Poor's of the interest rates determined on such Interest Determination Date.

Payments of
Principal and
Interest:

Payments of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such a total amount of interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment."

Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Note maturing in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the maturity of such Book-Entry Note. At such maturity, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Book-Entry Note, together with interest and premium, if any, due at such maturity, at the times and in the manner set forth below under "Manner of Payment". If any maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such maturity. Promptly after payment to DTC of the principal, interest and premium, if any, due at the maturity of such Book-Entry Note, the Trustee will cancel such Book-Entry Note and deliver it to the Company with an appropriate debit advice. Upon the request of the Company, the Trustee will deliver to the Company a written statement indicating the total principal amount of Outstanding Book-Entry Notes as of the immediately preceding Business Day.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at maturity shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 a.m., New York City time, on such date. The Company will make such payment on such Book-Entry Notes by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee. For maturity, redemption or any other principal payments: prior to 10:00 a.m., New York City time, on such date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. For interest payments: the Trustee will make all interest payments to DTC on the Interest Payment Date in same day funds in accordance with existing arrangements between the Trustee and DTC. The Trustee shall not be obligated to transfer any funds to DTC unless and until it has confirmed the receipt of such funds from the Company. Thereafter on the date of the payment of any principal or any Interest Payment Date, as the case may be, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes issued in book-entry form are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or interest on, the Book-Entry Notes to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note issued in book-entry form will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement
Procedures:

Settlement Procedures with regard to each Note in book-entry form sold by a Presenting Agent will be as follows:

A.      The Agent will advise the Company
        by telephone of the following
        settlement information:

        1.     Taxpayer identification number
               of the purchaser.

        2.     Principal amount of the Book-
               Entry Note.

        3.     Agent's commission or
               discount, as applicable.

        4.     Settlement Date.

        5.     Maturity date.

        6.     Fixed Rate Notes issued in
               book-entry form:

               a)     interest rate

               Floating Rate Notes issued in book-entry form:

               a)     interest rate basis;
               b)     initial interest rate;
               c)     spread, if any;
               d)     interest reset dates and
                      period;
               e)     interest payment dates
                      and period;
               f)     index maturity;
               g)     maximum and minimum
                      interest rates, if any;
               h)     spread multiplier, if
                      any; and
               i)     interest determination
                      date.

        7.     Price paid by purchaser, and
               net proceeds to the Company.

        8.     Trade date.

B.      The Company, through an authorized
        representative of the Company, will
        advise the Trustee by facsimile
        transmission or other method
        acceptable to the Trustee of the
        above settlement information
        received from the Presenting Agent
        and the name of the Presenting
        Agent.

C.      The Trustee will assign on behalf
        of the Company a CUSIP number to
        the Book-Entry Note representing
        such Note issued in book-entry form
        and communicate to DTC and the
        Presenting Agent through DTC's
        Participant Terminal System, a
        pending deposit message specifying
        the following settlement
        information:

        1.     The applicable information set
               forth in Settlement Procedure
               A.

        2.     Identification numbers of the
               participant accounts
               maintained by DTC on behalf of
               the Trustee and the Presenting
               Agent.

        3.     Identification as a Fixed Rate
               Book-Entry Note or Floating
               Rate Book-Entry Note.

        4.     Initial Interest Payment Date
               for such Book-Entry Note,
               number of days by which such
               date succeeds the related
               record date for DTC purposes
               (which, in the case of
               Floating Rate Notes issued in
               book-entry form that reset daily or
               weekly, shall be the date
               five calendar days preceding the
               applicable Interest Payment
               Date and in the case of all other
               Notes shall be the Regular
               Record Date) and, if then calculable,
               the amount of interest payable
               per $1,000 of principal amount on
               such Interest Payment Date.

        5.     CUSIP number of the Book-Entry
               Note representing such Note
               issued in book-entry form.

        6.     Whether such Book-Entry Note
               represents any other Notes
               issued or to be issued in
               book-entry form.

D.      To the extent the Company has not
        already done so, the Company will
        deliver to the Trustee a
        Book-Entry Note representing
        such Note issued in book-entry
        form in a form that has been
        approved by the Company, the
        Agents and the Trustee.

E.      The Trustee will complete and
        authenticate the Book-Entry Note
        representing such Note issued in
        book-entry form in accordance with
        the terms of the written order
        of the Company then in effect.

F.      DTC will credit such Note issued in
        book-entry form to the participant
        account of the Trustee maintained
        by DTC.

G.      The Trustee will enter an SDFS
        deliver order through DTC's Par-
        ticipant Terminal System
        instructing DTC (i) to debit such
        Note issued in book-entry form to
        the Trustee's participant account
        and credit such Note issued in
        book-entry form to the participant
        account of the Presenting Agent
        maintained by DTC and (ii) to debit
        the settlement account of the
        Presenting Agent and credit the
        settlement account of the Trustee
        maintained by DTC, in an amount
        equal to the price of such Note
        issued in book-entry form less such
        Agent's commission.  The entry of
        such a deliver order shall be
        deemed to constitute a
        representation and warranty by the
        Trustee to DTC that (i) the Book-
        Entry Note representing such Note
        issued in book-entry form has been
        duly issued and authenticated and
        (ii) the Trustee is holding such
        Book-Entry Note pursuant to the
        Medium-Term Note Certificate
        Agreement between the Trustee and
        DTC.

H.      The Presenting Agent will enter an
        SDFS deliver order through DTC's
        Participant Terminal System
        instructing DTC (i) to debit such
        Note issued in book-entry form to
        the Presenting Agent's participant
        account and credit such Note issued
        in book-entry form to the
        participant account of the Partici-
        pants maintained by DTC and (ii) to
        debit the settlement accounts of
        such Participants and credit the
        settlement account of the

        Presenting Agent maintained by DTC,
        in an amount equal to the price of
        such Note issued in book-entry
        form.

I.      Transfers of funds in accordance
        with SDFS deliver orders described in
        Settlement Procedures G and H will
        be settled in accordance with SDFS
        operating procedures in effect
        on the Settlement Date.

J.      Subject to certain arrangements
        between the Company and the
        Trustee, the Trustee will credit to
        an account of the Company
        maintained at the Trustee funds
        available for immediate use in the
        amount transferred to the Trustee
        in accordance with Settlement
        Procedure G.  However, the Trustee
        need not credit the account of the
        Company unless and until the
        Trustee has confirmed receipt of
        funds in the appropriate amount
        transferred in accordance with
        Settlement Procedure G.

K.      The Presenting Agent will confirm
        the purchase of such Note issued in
        book-entry form to the purchaser
        either by transmitting to the
        Participant with respect to such
        Note issued in book-entry form a
        confirmation order through DTC's
        Participant Terminal System or by
        mailing a written confirmation to
        such purchaser.


Settlement
Procedures
Timetable:

For orders of Book-Entry Notes accepted by the Company for settlement on the first Business Day after the trade date, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
Procedure                    Time

        A-B    11:00 a.m. on the trade date
        C      2:00 p.m. on the trade date
        D      3:00 p.m. on the Business Day
               before Settlement Date
        E      9:00 a.m. on Settlement Date
        F      10:00 a.m. on Settlement Date
       G-H     No later than 2:00 p.m. on
               Settlement Date
        I      4:45 p.m. on Settlement Date
       J-K     5:00 p.m. on Settlement Date

If a sale is to be settled more than one Business Day after the trade date, Settlement Procedures A, B, and C shall be completed prior to the specified times on the business day immediately prior to the Settlement Date. In connection with a sale that is to be settled more than one Business Day after the trade date, if the initial interest rate for a Floating Rate Note issued in book-entry form is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rates have been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the second Business Day before the Settlement Date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

If settlement of a Note issued in book-entry form is rescheduled or canceled, the Trustee, upon obtaining knowledge thereof, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to
Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Note issued in book-entry form pursuant to Settlement Procedure G, the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note issued in book-entry form that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes issued in book-entry form represented by a Book-Entry Note, the Trustee will mark such Book-Entry Note "canceled", make appropriate entries in its records and send such canceled Book-Entry Note to the Company. The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes issued in book-entry form represented by a Book-Entry Note, the Trustee will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be canceled immediately after issuance and the other of which shall represent the other Notes issued in book-entry form previously represented by the surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note issued in book-entry form by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Presenting Agent may enter an order through DTC's Participant

Terminal System debiting the Note issued in book-entry form to such Presenting Agent's Participant Account and crediting such Note issued in book-entry form to the Participant Account of the Trustee and shall notify the Trustee and the Company thereof. Thereafter, the Trustee (i) will immediately notify the Company of such order and the Company shall immediately transfer by Fedwire to the Presenting Agent an amount equal to the price of such Note issued in book-entry form that was credited to the account of the Company maintained at the Trustee in accordance with Settlement Procedure J, and (ii) the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Presenting Agent to perform its obligations hereunder or under the Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a
Note issued in book-entry form that was to have been represented by a Book-Entry Note also representing other Notes issued in book-entry form, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Book-Entry Note representing such remaining Notes issued in book-entry form and will make appropriate entries in its records.

PART III: PROCEDURES FOR NOTES ISSUED IN CERTIFICATED FORM

Issuance:

Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee (or, in the case of a sale to an Agent as principal, as of the Time of Delivery set forth in the relevant Terms Agreement). Each Certificated Note shall also bear an original issue date (the "Original Issue Date"). The Original Issue Date shall remain the same for all Certificated Notes subsequently issued upon transfer, exchange or substitution of an original Certificated Note regardless of their dates of authentication.

Denominations:

The Certificated Notes will be issued in denominations of U.S. $25,000 and any larger denomination that is an integral multiple of $1,000 approved by the Company. Any Certificated Notes denominated other than in U.S. dollars will be issuable in denominations as set forth in such Certificated Notes.

Interest:

Each Certificated Note will bear interest in accordance with its terms. Interest will begin to accrue on the Original Issue Date of a Certificated Note for the first interest period and on the most recent interest payment date to which interest has been paid for all subsequent interest periods. Each payment of interest shall include interest accrued to, but excluding, the date of such payment. Notwithstanding the above, in the case of Floating Rate Notes issued in certificated form that reset daily or weekly, interest payments shall include accrued interest from, and including, the date of issue or from, but excluding, the last date in respect of which interest has been accrued and paid, as the case may be, to and including the fifteenth day prior to each Interest Payment Date (the "Record Date"), except that at maturity the interest payable will include interest accrued to, but excluding, the maturity date. Interest payments in respect of Fixed Rate Notes issued in certificated form will be made semiannually on June 15 and December 15 of each year and at maturity. However, the first payment of interest on any Note originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date. The Record Date for any payment of interest shall be for Fixed Rate Notes the last calendar day of the month next preceding the applicable Interest Payment Date and for Floating Rate Notes the date 15 days prior to the applicable Interest Payment Date. Interest at maturity will be payable to the person to whom the principal is payable. The Calculation Agent will advise the Trustee, the Company and the Agents of each determination of the interest rate applicable to any Floating Rate Note issued in certificated form promptly after such calculation is made. FOR ADDITIONAL PROVISIONS RELATING TO FLOATING RATE NOTES ISSUED IN CERTIFICATED FORM, SEE THE PROSPECTUS SUPPLEMENT.

Payments of
Principal and

Interest:

The Trustee will pay the principal amount of each Certificated Note at maturity, together with accrued interest due at maturity upon presentment and delivery of the Certificated Note to the Trustee. Such payment will be made in funds available for immediate use by the Certificated Noteholder. Certificated Notes presented to the Trustee at maturity for payment will be canceled by the Trustee and delivered to the Company. The Trustee will debit the Company's account with the Trustee for the amount of such Certificated Notes. All interest payments on a Certificated Note, other than interest due at maturity, will be made by checks drawn on the Trustee and mailed by the Trustee to the registered addresses of the persons entitled thereto. To the extent feasible, the Trustee will furnish monthly to the Company a list of the principal and interest payments in each currency to be made on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

Settlement
Procedures:

Settlement Procedures with regard to each sale of Certificated Notes shall be as follows:

A.      The Presenting Agent will advise
        the Company by telephone of the
        following settlement information
        with regard to each Certificated

        Note:

        1.     Exact name in which Certi-
               ficated Note is to be
               registered (the "Registered
               Owner").

        2.     Exact address or addresses of
               the Registered Owner for
               delivery, notices and payments
               of principal and interest.

        3.     Taxpayer identification number
               of the Registered Owner.

        4.     Principal amount purchased.

        5.     Denomination of the
               Certificated Notes.

        6.     Agent's commission or
               discount, as applicable.

        7.     Settlement Date.

        8.     Maturity date.

        9.     Fixed Rate Notes issued in
               certificated form:

               a)     interest rate.

               Floating Rate Notes issued in certificated form:

               a)     interest rate basis;
               b)     initial interest rate;
               c)     spread, if any;
               d)     interest reset dates and
                      period;
               e)     interest payment dates
                      and period;
               f)     index maturity;
               g)     maximum and minimum
                      interest rates, if any;
               h)     spread multiplier, if
                      any;
               i)     interest determination
                      date; and
               j)     the Calculation Agent.

        10.    Price paid by purchaser and
               net proceeds to the Company.

        11.    Trade date.

B.      The Company, through an authorized
        representative of the Company, will
        advise the Trustee by facsimile
        transmission or other method
        acceptable to the Trustee of the
        above settlement information
        received from an Agent and will
        cause the Trustee to issue,
        authenticate and deliver
        Certificated Notes in accordance
        with the terms of the written order
        of the Company then in effect.

C.      The Trustee will complete the
        preprinted 4-ply Certificated Note
        packet containing the following
        documents in forms approved by the
        Company, the Agents and the
        Trustee:

        1.     Note with Agent's customer
               confirmation.

        2.     Stub 1 (for Trustee's
               records).

        3.     Stub 2 (for Agent's records).

        4.     Stub 3 (for Company's
               records).

D.      With respect to each trade, the
        Trustee will deliver the Certifica-
        ted Notes and Stubs 1 and 2 thereof
        to the Agents at the following
        address:  Merrill Lynch, Pierce,
        Fenner & Smith Incorporated, Money
        Market Clearance-MTNs, NSCC-NY
        Window, 55 Water Street, 3rd Floor,
        New York, New York 10041,
        Attention: Al Mitchell, Operations;
        J.P. Morgan Securities Inc., NSCC-
        NY Window, 55 Water Street - Plaza
        Level, New York, New York 10041,
        Attention: Bill Davis; UBS
        Securities LLC, 299 Park Avenue,
        New York, New York 10171-0026,
        Attention: Richard M. Messina;
        Chase Securities Inc., 55 Water
        Street, 2nd Floor, New York, New
        York 10041, Attention: Room 226,
        Window 17 or 18; or Salomon
        Brothers Inc, c/o Bank of New York,
        One Wall Street, 3rd Floor, New
        York, New York 10005, Attention:
        Dealer Clearance.  The Presenting
        Agent will acknowledge receipt of
        the Certificated Note through a
        broker's receipt, will keep Stub 2
        and will return Stub 1 to the
        Trustee.  Delivery of the
        Certificated Note will be made only
        against such acknowledgment of
        receipt and payment, at a later
        time (but on the same day), to the
        Company of immediately available
        funds.  Prior to the first
        settlement date, the Company shall
        have sent a letter to Merrill Lynch
        Clearance Operations, J.P. Morgan
        Securities Inc., UBS Securities
        LLC, Chase Securities Inc. or
        Salomon Brothers Inc, as the case
        may be, containing standard wire
        instructions for the net proceeds
        of each Certificated Note,
        addressed as follows:  Merrill
        Lynch, Pierce, Fenner & Smith,
        Incorporated, Money Market

        Clearance-MTNs, NSCC-NY Window, 55
        Water Street, 3rd Floor, New York,
        New York 10041, Attention: Al
        Mitchell; J.P. Morgan Securities
        Inc., NSCC-NY Window, 55 Water
        Street - Plaza Level, New York, New
        York 10041, Attention: Bill Davis;
        UBS Securities LLC, 299 Park
        Avenue, New York, New York 10171-
        0026, Attention: Richard M.
        Messina; Chase Securities Inc., 270
        Park Avenue, New York, New York
        10017, Attention:  Medium-Term Note
        Desk; or Salomon Brothers Inc, c/o
        Bank of New York, One Wall Street,
        3rd Floor, New York, New York
        10005, Attention:  Dealer
        Clearance.

E.      The Presenting Agent will deliver
        the Certificated Note (with
        confirmations) as well as a copy of
        the Prospectus, Prospectus
        Supplement and Pricing Supplement
        received from the Company to the
        customer against payment of an
        amount equal to the principal
        amount of the Certificated Note in
        immediately available funds.  In
        all cases, the Prospectus,
        Prospectus Supplement and Pricing
        Supplement must accompany or
        precede written confirmation of the
        sale of the Certificated Notes and
        delivery of the Certificated Notes.

F.      The Trustee will send by mail Stub
        3 to the Company's Corporate
        Treasurer's Department.

Settlement
Procedures
Timetable for
Purchases
through Agents:

For offers accepted by the Company, Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times set forth below:

Settlement
Procedure                    Time

    A-B        3:00 PM on Business Day prior
               to settlement

                                      B-29


    C-D        2:15 PM on Settlement Date
     E         3:00 PM on Settlement Date
     F         5:00 PM on Settlement Date

Failure of
Purchaser to
Accept Delivery
or Make
Payment:

In the event that a purchaser of a Certificated Note from the Company shall either fail to accept delivery of or make payment for a Certificated Note on the date fixed for settlement, the Presenting Agent with which the order for the purchase of such Certificated Note was placed will forthwith notify the Trustee and the Company's Corporate Treasurer's Department by telephone, confirmed in writing, of such failure and return the Certificated Note to the Trustee.

Upon receipt of the Certificated Note from the Agent, the Trustee will immediately advise the Company and the Company will promptly arrange to credit the account of the Presenting Agent in an amount of immediately available funds equal to the amount, if any, previously paid by such Agent in settlement for the Certificated Note. Such debits and credits will be made on the Settlement Date, if possible, and in any event not later than the Business Day following such date. If such failure shall have occurred for any reason other than default by such Agent in the performance of its obligations hereunder or under the Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy the Certificated Note, make appropriate entries in its records to reflect the fact that the Certificated Note was never issued, and accordingly notify in writing the Company.

                                      B-30




                                                                       EXHIBIT C

                           FOREIGN CURRENCY AMENDMENT

                     (Insert Title of Foreign Currency or Currency
                         Unit to be Covered by this Amendment)

               The undersigned hereby agree that for the purposes of the issue and sale of Notes denominated in [title of currency or currency unit] (the
"Applicable Foreign Currency") pursuant to the Distribution Agreement, dated
August 22, 1996 (the "Distribution Agreement"), the following additions and modifications shall be made to the Distribution Agreement. The additions and modifications adopted hereby shall be of the same effect for the sale under the Distribution Agreement of all Notes denominated in the Applicable Foreign
Currency, whether offered on an agency or principal basis, but shall be of no effect with respect to Notes denominated in any currency other than the Applicable Foreign Currency.

               Except as otherwise expressly provided herein, all terms used herein that are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement. The term[s] Agent [or Agents], as used in the Distribution Agreement, shall be deemed to refer [only] to the undersigned Agent[s] for purposes of this Amendment.

               [Insert appropriate additions and modifications to the Distribution Agreement, for example, to opinions of counsel, conditions to obligations and settlement procedures, according to the customary practice of the Agent [or Agents] when acting as underwriters in offerings denominated in the Applicable Foreign Currency.]

____________, 199_

BENEFICIAL CORPORATION

By_________________________
Name:______________________
Title:_____________________

[Name of Agent(s) participating in the
offering of Notes in the Applicable
Foreign Currency]

BENEFICIAL CORPORATION

By_________________________
Name:______________________
Title:_____________________

